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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-144846) pertaining to the Polypore International, Inc. 2006 Stock Option Plan and the Polypore International, Inc. 2007 Stock Incentive Plan of our report dated March 10, 2008, with respect to the consolidated financial statements and schedule of Polypore International, Inc, included in the Annual Report (Form 10-K), for the year ended December 29, 2007.

/s/ Ernst & Young LLP

Charlotte, North Carolina
March 10, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM